                                                                     EXHIBIT 4.3


THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT MADE UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT.

             Void after ___ p.m. ___________ Time, on __________________, 200__.

                              Warrant to Purchase _______ Shares of Common Stock


                       WARRANT TO PURCHASE COMMON STOCK

                                    VISCORP


     This is to Certify that, FOR VALUE RECEIVED,

                                                  _________________________

or registered assigns ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from VisCorp, a Nevada corporation ("Company"), at any time on or after _____________, 200__, and not later than ____ p.m., ____________ Time, on ____________________, 200__, _____________ shares of common stock, $0.01 par value, on the Company ("Common Stock") at a purchase price per share of U.S. $3.00. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Stock" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price." This Warrant is one of a series of warrants identical in form issued by the Company to purchase an aggregate of ____________________ (____) shares of Common Stock of the Company and the term "Warrants" as used herein means all such warrants (including this Warrant).

     (a) Exercise of Warrant. Subject to the provisions of Section (k) hereof, this Warrant may be exercised in whole or in part at any time or from time to time on or after _______________, 200__, and not later than _____ p.m., ____________ Time, on _________________, 200__, or if _________________, 200__,
is a day on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares specified in such form, together with all federal and state taxes applicable upon such exercise. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the holder to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant at the office or agency of the Company, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.

     (b)  Reservation of Shares.  The Company hereby agrees that at all times
          ---------------------
there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance or delivery upon exercise of this Warrant.

     (c)  Fractional Shares.  No fractional shares or scrip representing
          -----------------
fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

          1. If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the current value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange; or

          2. If the Common Stock is not so listed or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Association of Securities Dealers Quotation System (or, if not so quoted on NASDAQ, by the National Quotation

              Bureau, Inc.) on the last business day prior to the date of the exercise of this Warrant; or

          3. If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the board of Directors of the Company, such determination to be final and binding on the Holder.

     (d)  Exchange, Assignment or Loss of Warrant. This Warrant is exchangeable,
          ---------------------------------------
without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. This Warrant may no be sold, transferred, assigned or hypothecated until ________________, 200_, except that it may be (i) assigned in whole or in part to or among the officers of _____________________________________________;
(ii) transferred by operation of law as a result of the death of any transferee to whom this Warrant may be transferred, and (iii) transferred to any successor to the business of _____________. Any such assignment shall be made by surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax; whereupon the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. THe term "Warrant" as used herein includes any Warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfied indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

     (e) Rights of the Holder. The Holder shall not, by virtue hereof, be
         --------------------
entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

     (f) Anti-Dilution Provisions.
         ------------------------

         1.  Adjustments of Exercise Price. If the Company should at any time or
             -----------------------------
             from time to time within 36 months from date issue or sell any shares of Common Stock (other than the Warrant Stock which may be purchased under the Warrants or stock purchased pursuant to options, warrants, and/or conversion rights outstanding as of the date of this Warrant) without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to the time of such issue or sale (except if issued in a transaction involving a merger with another company or for payment of any antecedent debt of the company), then forthwith upon such issue or sale, the Exercise Price shall be adjusted to a price (computed to the nearest cent) determined by dividing (i) the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the Exercise Price in effect immediately prior to such issue or sale, and (y) the consideration, if any, received by the company upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale. For purposes of this subsection (f)(1), the following provisions (A) to (E) shall also be applicable:

             (A) Options. In case at any time hereafter the Company shall in any
                 -------
         manner grant any right to subscribe for or to purchase, or any option for the purchase of Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being hereinafter referred to as "Convertible Securities") other than the Warrants, and the minimum price per share for which Common Stock is issuable, pursuant to such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, plus, in the case of such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable pursuant to such rights or options or upon the conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Exercise Price in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Common Stock issuable pursuant to such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for said price per share as so determined; provided, ,that no further adjustment of the Exercise Price shall be
            --------
made upon the actual issue of Common Stock so deemed to have been issued; and further provided, that, upon the expiration of such rights (including rights to
----------------
convert or exchange) or options, (a) the number of shares of Common Stock deemed to have been issued and outstanding by reason of the fact that they were issuable pursuant to such rights or options (including rights to convert or exchange) were not exercised, shall no longer be deemed to be issued and outstanding, and (b) the Exercise Price shall forthwith be adjusted to the price which would have prevailed had all adjustments been made on the basis of the issue only of the shares of Common Stock actually issued upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities.

     (B)  Convertible Securities.  In case the Company shall in any manner issue
          ----------------------
or sell any Convertible

Securities, and the minimum price per share for which Common Stock is issuable upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount received or receivable by the company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for said price per share as so determined; provided, that no further adjustment of the Exercise Price shall be
            --------
made upon the actual issue of Common Stock so deemed to have been issued; and, further provided, that if any such issue or sale of such Convertible Securities
----------------
is made upon exercise of any right to subscribe for or to purchase or any option to purchase any such Convertible Securities for which an adjustment of the Exercise Price has been or is to be made pursuant to other provisions of this subsection (f) (1) no further adjustment of the Exercise Price shall be made by reason of such issue or sale; and, further provided, that, upon the termination
                                   ----------------
of the right to convert or to exchange such Convertible Securities for Common Stock, (a) the number of shares of Common Stock deemed to have been issued and outstanding by reason of the fact that they were issuable upon conversion or exchange of any such Convertible Securities, which were not so converted or exchanged, shall no longer be needed to be issued and outstanding, and (b) the Exercise Price shall forthwith be adjusted to the price which would have prevailed had all adjustments been made on the basis of the issue only of the number of shares of Common Stock actually issued upon conversion or exchange of such Convertible Securities.

     (C)  Required Conversion.  After 6 months from the date of issuance and at
          -------------------
the same time the Company has the option to the required Holder of this Warrant (who is also a Preferred Stockholder of the Company), to convert the preferred shares of the Company, this Warrant shall become fully exercisable.

     (D)  Determination of Issue Price.  In case any shares of Common Stock or
          ----------------------------
Convertible Securities or any rights or options to purchase any such stock or securities shall be issued for cash the consideration received therefor, after deducting therefrom any commission or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issuance thereof, shall be deemed to be the amount received by they Company therefor. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such stock or securities shall be issued for a consideration part or all of which shall be other than cash, then, for the purpose of this subsection (f)(1), the Board of Directors of the Company shall make a good faith determination of the fair value of such consideration, irrespective of accounting treatment, and such Common Stock, Convertible Securities, rights or options shall be deemed to have been issued for an amount of cash equal to the value so determined by the Board of Directors. The reclassification of securities other than Common Stock into securities including Common Stock shall be deemed to involve the issuance for a consideration other than cash of such Common Stock immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such Common Stock. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such stock or other securities shall be issued together with other stock or securities or other assets of the Company for a consideration which includes both, the Board of Directors of the Company shall determine what part of the consideration so received is to be deemed to be consideration for the issue of such shares of such Common Stock, Convertible Securities, rights or options (except as modified by the exception in subsection (f)(1)).

     (E)  Determination of Date of Issue.  In case the Company shall take a
          ------------------------------
record of the holders of any Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in

         Common Stock or in Convertible Securities, or (ii) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the share of common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

             (F) Treasure Share. For the purpose of this subsection (f)(1),
                 --------------
         shares of Common Stock at any relevant time owned or held by, or for the account of, the Company shall not be deemed outstanding.

         2.  Adjustment of Number of Shares. Anything in this Section (f) to the
             ------------------------------
             contrary notwithstanding, in case the Company shall at any time issue Common Stock or Convertible Securities by way of dividend or other distribution on any stock of the Company or subdivided or combine the outstanding shares of Common Stock, the Exercise Price shall be proportionally decreased in the case of such issuance (on the day following the date fixed for determining shareholders entitled to receive such dividend or other distribution) or decreased in the cases of such subdivision or increased in the case of such combination (on the date that such subdivision or combination shall become effective).

         3.  No Adjustment for Small Amounts. Anything in this Section (f) to
             -------------------------------
             the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Exercise Price unless and until the net effect of one or more adjustments, determined as above provided, shall have required a change of the Exercise Price by at least one cent, but when the cumulative net effect of more than one adjustment so determined shall be to change the actual Exercise Price by at least one cent, such Change in the Exercise Price shall thereupon be given effect.

         4.  Number of Shares Adjusted. Upon any adjustment of the Exercise
             -------------------------
             Price other than pursuant to Section (f)(1), the holder of this Warrant shall thereafter (until another such adjustment) be entitled to purchase, at the new Exercise Price, the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares of Common Stock initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the new Exercise Price.

          5.  Common Stock Defined.  Whenever reference is made in this Section
              --------------------
              (f) to the issue or sale of shares of Common Stock, the term "Common Stock" shall mean the Common Stock of the Company of the class authorized as of the date hereof and any other class of stock ranking on a parity with such Common Stock. However, subject to the provisions of Section (i) hereof, shares issuable upon exercise hereof shall include only shares of the class designated as Common Stock of the Company as of the date hereof.

     (g)  Officer's Certificate.  Whenever the Exercise Price shall be adjusted
          ---------------------
          as required by the provisions of Section (f) hereof, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office, and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided and setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, forthwith after each such adjustment, deliver a copy of such certificate to the Holder. Such certificate shall be conclusive as to the correctness of such adjustment.

     (h)  Notices to Warrant Holders.  So long as this Warrant shall be
          --------------------------
          outstanding and unexercised (i) if the Company shall pay any dividend or make any distribution upon the common Stock or (ii) if the Company shall offer to the holders of common Stock for subscription or purchase by them any shares of stock of any class or any other rights or (iii) if any capital reorganization of the company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the company shall be effected, then in any such case, the Company shall cause to be delivered to the

Holder, at least ten days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any, is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

     (i) Reclassification, Reorganization or Merger. In case of any
         ------------------------------------------
reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of Common Stock by way of dividend or other distribution or of a subdivision or combination), or in case of any consolidation or merger of the company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company shall cause effective provision to be made so that the holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (i) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for or of a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of subsection (f)(i) hereof with the amount of the consideration received upon the issue thereof being determined by the Board of Directors of the Company, such determination to be final and binding on the holder.

     (j)  Spin-Offs.
          ---------

     In the event the Company spins-off, a subsidiary by distributing to the shareholders of the Company as a dividend or otherwise the stock of the subsidiary, the Company shall reserve for the life of the Warrant shares of the subsidiary to be delivered to the holders of the Warrants upon exercise to the same extent as if they were owners of record of the Warrant Stock on the record date for payment of the shares of the subsidiary.

     (k)  Registration under the Securities Act of 1933
          ---------------------------------------------

          1. In the event that the Company files a registration statement (defined herein to include a Notification under Regulation A under the Act and the Offering Circular included therein) under the Securities Act of 1933, as amended ("Act") which relates to a current offering of securities of the Company (except in connection with an offering ot employees), such registration statement and the prospectus included therein shall also, at the written request to the Company by the owners of Warrants or Warrant Stock acquired upon exercise of the Warrants and/or which may be acquired upon exercise of the Warrants, include and relate to, and meet the requirements of the Act with respect to, the public offering of such Warrants or such Warrant Stock so as to permit the public sale thereof in compliance with the Act. The Company shall give written notice to the holders of its intention to file a registration statement under the Act relating to a current offering of the aforesaid securities of the Company, 60 or more days prior to the filing of such registration statement, and the written request provided for in the first sentence of this subsection shall be made by the Owners 45 or more days prior to the date specified in the notice as the date on which it is intended to file such registration statement. Neither the delivery of such notice by the company nor of such request by the Owners shall in any way obligate the Company to file such registration statement and notwithstanding the filing of such registration statement, the Company may, at any time prior to the effective date thereof, determine not to offer the securities to which such registration statement relates, without liability to the Owners, except that the Company shall pay such expenses as are contemplated to be paid by it under subsection (4) of this Section.

          2. In addition, upon written notice at any time after ________________, 200_, and on or before four years thereafter upon written request from any majority holder (as defined in subsection (6) of this Section below) that he or it contemplates the transfer of all or any of his or its Warrants or Warrant Stock under such circumstances that a public offering, within the meaning of the Act, of the Warrants or Warrant Stock will be involved, the Company, as promptly as possible after the receipt of such notice, shall file a new registration statement or, if available, a Notification under Regulation A under the Act, with respect to the offering and sale or other disposition of the Warrants or Warrant Stock with respect to which it shall have received such notice. Within ten days after receiving any such notice, the Company shall give notice to the other holders of the Warrants and Warrant Stock advising that the Company is proceeding with such registration statement or Notification and offering to include therein Warrants or Warrant Stock of such holders. The Company shall not be obligated to any such other holder unless such other holder shall accept such offer by notice in writing to the Company within ten days thereafter.

          3. In addition, upon written notice at any time after ________________, 200_, and on or before four years thereafter from any holders of a minimum of Warrants to purchase _____________ shares of Warrant Stock or ____________ shares of Warrant Stock acquired upon exercise of the Warrants and/or which may be acquired upon exercise of the Warrants, that he or it contemplates the transfer of all or any of his or its Warrants or Warrant Stock under such circumstances that public offering, within the meaning of the Act, of the Warrants or Warrant Stock will be involved, the

             Company shall, at the expense of such holder (and any other holder of Warrants and/or Warrant Stock who shall join in such notice as hereinafter provided), as promptly as possible after receipt of such notice, file a new registration statement or, if available, a Notification under Regulation A under the Act, with respect to the offering and sale of other disposition of the Warrants or Warrant Stock with respect to which it shall have received such notice. Within ten days after receiving such notice, the Company shall give notice to the other holders of the Warrants and Warrant Stock advising that the Company is proceeding with the registration statement or Notification and offering to include therein Warrants or Warrant Stock of such holders if they agree to pay the pro rata cost thereof. The Company shall not be obligated to any such other holder unless such other holder shall accept such offer by notice in writing to the Company within ten days thereafter. If the cost of such registration statement or notification is to be borne solely by holders of Warrants and/or Warrant Stock, no other securities of the Company shall be included in such registration statement or Notification for public offering or sale or shall be the subject of any registration statement or Notification filed within 90 days following the latest effective date of any registration statement or Notification filed pursuant to the request of any holder of Warrants and/or Warrant Stock unless (A)
             with the prior written consent of               , upon such terms
                                               --------------
             and conditions as it may deem desirable or (B) the owners or holders of such other securities (including the Company) shall bear a pro rata portion of the cost thereof, provided, however, that, in
                                                     --------  -------
             no event, shall holders of Warrants and/or Warrant Stock who give, or join in, the notice to the Company provided for herein be required to bear more than 50% of such cost.

         4. In each instance in which pursuant to subsections (1), (2) and (3) of this Section, the Company shall take any action to permit a public offering or sale or other distribution of the Warrants or

               Warrant Stock (collectively referred to as "Warrant Stock"), the Company shall:

               (A) Supply to _____________________, as representatives of the holders intending to make a public distribution of their Warrant Stock (the Holder by his receipt of this Warrant hereby acknowledging his appointment of _______________________, as his representative for purposes of this Warrant), two executed copies of each registration statement or Notification and a reasonable number of copies of the preliminary, final and other prospectus or offering circular in conformity with requirements of the Act and the Rules and Regulations promulgated thereunder and such other documents as ________________________ shall reasonably request.

               (B) Cooperate in taking such action as may be necessary to register or qualify the Warrant Stock under such other securities acts or blue sky laws of such jurisdictions as ________________________, shall reasonably request and to do any and all other acts and things which may be necessary or advisable to enable the holders of such Warrant Stock to consummate such proposed sale or other disposition of the Warrant Stock to consummate any such proposed sale or other disposition of the Warrant Stock in any such jurisdiction; provided,
                                                                     --------
          however, that in no event shall the Company be obligated, in
          -------
          connection therewith, to qualify to do business or to file a general consent to service of process in any jurisdiction where it shall not then be qualified.

               (C) Keep effective for a period of not less than 90 days after the initial effectiveness thereof all such registrations or Notifications under the Act and cooperate in taking such action as may be necessary to keep effective such other registrations and qualifications, and do any and all other acts and things for such period - not to exceed said twelve months - as may be necessary to permit the public sale or other disposition of such Warrant Stock by such holders.

               (D) Indemnify and hold harmless each such holder and each underwriter, within the meaning of the Act, who may purchase from or sell for any such holder, any

Warrant Stock, from and against any and all losses, claims, damages, and liabilities (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing, defending or settling any claim) arising from (i) any untrue statement of a material fact contained in any registration statement or Notification furnished pursuant to clause (A) of this subsection, or any prospectus or offering circular included therein or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein no misleading (unless such untrue statement or omission was based upon information furnished or required to be furnished in writing to the Company by such holder or underwriter expressly for use therein), which indemnification shall include each person, if any, who controls any such holder or underwriter within the meaning of the Act; provided,
                                                                       --------
however, that the Company shall not be so obligated to indemnify any such holder
-------
or underwriter or controlling person unless such holder and underwriter shall at the same time indemnify the Company, its directors, each officer signing any registration statement or Notification or any amendment to any registration statement or Notification and each person, if any, who controls the Company within the meaning of the Act, from and against any and all losses, claims, damages and liabilities (including, but not limited to, any and all expanses whatsoever reasonably incurred in investigating, preparing, defending or settling any claim) arising from (iii) any untrue statement of a material fact contained in any registration statement or Notification or any amendment to any registration statement or Notification or prospectus or offering circular furnished pursuant to Clause (A) of this subsection, or (iv) any omission to state therein a material fact required to be stated herein or necessary to make the statements therein no misleading, but he indemnity of such holder, underwriter or controlling person shall be limited to liability based upon information furnished, or required to be furnished, in writing to the Company by such holder or underwriter or controlling person expressly for use therein. The indemnity agreement of the Company herein shall not inure to the benefit of any such underwriter (or to the benefit of any person who controls such underwriter) on account of any losses, claims, damages, liabilities (or actions or proceedings in respect thereof) arising from the sale of any of such Warrant Stock by such underwriter to any person if such underwriter failed to send or give a copy of the prospectus or offering circular furnished pursuant to Clause (A) of this subsection, as the same may then be supplemented or amended (if such supplement or amendment shall have been furnished to _____________, pursuant to said Claus (A)), to such person with or prior to the written confirmation of the sale involved.

         5. The Company shall comply with the requirements of subsection (1) and (with respect tot he first notice only) subsection (2) of this Section (including the related requirements of subsection (4) of this Section), at its own expense, excluding underwriting commissions, transfer taxes, charges of holders' counsel and underwriter's expense allowance attributable tot he Warrant Stock. In no event shall the Company be required to file a registration statement (and appropriate amendments thereto) pursuant to the requirements of subsection (2) more than once and pursuant to subsection (3) more than once. Provided, further, any time a registration statement has been filed and become effective as to which subsections (1), (2) or (3) are applicable, there shall be no further obligation pursuant to this Section (k) to file a registration statement until after twelve months have elapsed from the effective date. Provided, further, any request pursuant to subsections (2) and (3) shall be made at a time which reasonably allows for the registration statement to become effective prior to the end of the then current fiscal year.

         The Company's obligation under said subsections (1), (2) and (3) shall be conditioned as to each such public offering, upon a timely receipt by the Company in writing of:

         (a) Information as to the terms of such public offering furnished by or on behalf of each holder intending to make a public distribution of his or its Warrants or Warrant Stock; and

     (b) Such other information as the Company may reasonably require from such holders, or any underwriter for any of them, for inclusion in such registration statement or Notification or post-effective amendment.

     6. The term "majority holder" as used in this Section shall include any owner or combination of owners of Warrants or Warrant Stock in any combination if the holder of the aggregate number of:

     (a)  the Warrants held by him or among them, plus

     (b) the Warrants which he or they would be holding if the Warrants for the Warrant Stock owned by him or among them had not been exercised would constitute seventy-five percent (75%) of the Warrants originally issued.

     7. Any notices or certificates by the Company to the Holder and by the Holder to the Company shall be deemed delivered if in writing and delivered personally or sent by certified mail to the Holder, addressed to him in care of _______________________________________, if the Holder has designated, by notice in writing to the Company, any other address, to such other address, and, if to the Company, addressed to it, _______________________________________. The Company
          may changes its address by written notice to _____________________ and __________________________ may change its address by written notice to the Company.

(1)  Transfer to Comply with the Securities Act of 1933
     --------------------------------------------------

     1. This Warrant or the Warrant Stock or any other security issued or issuable upon exercise of this Warrant may not be offered or sold except in conformity with the Securities Act of 1933, as amended, and then only against receipt of an agreement of such person to whom such offer of sale is made to comply with the provisions of this

               Section (1) with respect to any resale or other disposition of such securities.

          2. The Company may cause the following legend to be set forth on each Warrant and certificate representing Warrant Stock or any other security issued or issuable upon exercise of this Warrant not theretofore distributed to the public or sold to undewriters for distribution to the public pursuant to Section (k) hereof, unless counsel for the Company is of the opinion as to any such certificate that such legend in unnecessary:

          The securities represented by this certificate may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement made under the Securities Act of 1933 (the "Act"), or pursuant to an exemption from registration under the Act.

     (m)  Applicable Law.  This Warrant shall be governed by, and construed in
          --------------
accordance with, the laws of the State of _________________.



Dated:  _______________, 1997                          VISCORP



                                        By:_________________________________
                                                      President





[SEAL]


ATTEST:


__________________________
Secretary

                                 PURCHASE FORM

                                                    Date _________________, 200_

     The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchase _________ shares of common Stock and hereby makes payment of $_____________ in payment of the actual exercise price thereof.


                    INSTRUCTIONS FOR REGISTRATION OF STOCK


     NAME:______________________________________________________
                   (Please type or print in block letters)


     ADDRESS:___________________________________________________


     SIGNATURE:_________________________________________________

                               ----------------

                                ASSIGNMENT FORM

     FOR VALUE RECEIVED, _______________________________________

  hereby sells, assigns and transfers unto:

     NAME:______________________________________________________
                   (Please type or print in block letters)


     ADDRESS:___________________________________________________

the right to purchase Common Stock represented by this Warrant to the extent of ____________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ________________________________, attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Date:__________________, 200_

                                   _____________________________________
                                                 Signature